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                                                                  CENTER #______















                                    GREASE MONKEY

                                 FRANCHISE AGREEMENT











(5/9/97)













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                                  TABLE OF CONTENTS

BACKGROUND . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
1.  GRANT OF FRANCHISE AND INITIAL FRANCHISE FEE . . . . . . . . . . . . . .   1
     1.1.   Grant of Franchise.. . . . . . . . . . . . . . . . . . . . . . .   1
     1.2.   Initial Franchise Fee. . . . . . . . . . . . . . . . . . . . . .   1

2.  FRANCHISED LOCATION. . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.1.   Franchised Location. . . . . . . . . . . . . . . . . . . . . . .   2
     2.2.   Relocation . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.3.   Reservation of Rights. . . . . . . . . . . . . . . . . . . . . .   2

3.  DEVELOPMENT OF CENTER. . . . . . . . . . . . . . . . . . . . . . . . . .   2
     3.1.   Site Selection . . . . . . . . . . . . . . . . . . . . . . . . .   2
     3.2.   Commencement of Operations.. . . . . . . . . . . . . . . . . . .   3
     3.3.   Lease or Purchase of Franchised Location.. . . . . . . . . . . .   3
     3.4.   Design and Decor.. . . . . . . . . . . . . . . . . . . . . . . .   4
     3.5.   Signage. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     3.6.   Other Pre-Opening Obligations. . . . . . . . . . . . . . . . . .   5

4.  OPENING ASSISTANCE . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     4.1.   Opening Assistance.. . . . . . . . . . . . . . . . . . . . . . .   5

5.  TRAINING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     5.1.   Initial Training.. . . . . . . . . . . . . . . . . . . . . . . .   6
     5.2.   Additional Training. . . . . . . . . . . . . . . . . . . . . . .   6
     5.3.   Additional Seminars. . . . . . . . . . . . . . . . . . . . . . .   7

6.  OPERATIONS MANUAL. . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     6.1.   Operations Manual. . . . . . . . . . . . . . . . . . . . . . . .   7
     6.2.   Revisions to Operations Manual.. . . . . . . . . . . . . . . . .   7
     6.3.   Confidentiality of Operations Manual.. . . . . . . . . . . . . .   7

7.  OPERATING ASSISTANCE . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     7.1.   Operating Assistance.. . . . . . . . . . . . . . . . . . . . . .   8
     7.2.   Additional Assistance. . . . . . . . . . . . . . . . . . . . . .   8

8.  FRANCHISEE'S OPERATIONAL COVENANTS . . . . . . . . . . . . . . . . . . .   8
     8.1.   Franchised Operations. . . . . . . . . . . . . . . . . . . . . .   8

9.  QUALITY CONTROL. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     9.1.   Standards and Specifications.. . . . . . . . . . . . . . . . . .  11
     9.2.   Approved Services and Products.. . . . . . . . . . . . . . . . .  11

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     9.3.   Obligation For Purchases.. . . . . . . . . . . . . . . . . . . .  11
     9.4.   Designation of Oil Supply. . . . . . . . . . . . . . . . . . . .  11
     9.5.   Inspections. . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     9.6.   Confidentiality of Licensed Methods. . . . . . . . . . . . . . .  12

10.  FEES AND OTHER CONSIDERATION. . . . . . . . . . . . . . . . . . . . . .  12
     10.1.  Royalty. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     10.2.  Gross Receipts.. . . . . . . . . . . . . . . . . . . . . . . . .  12
     10.3.  Marketing Expenditures.. . . . . . . . . . . . . . . . . . . . .  12
     10.4.  Payment Schedule.. . . . . . . . . . . . . . . . . . . . . . . .  13
     10.5.  Late Charges.. . . . . . . . . . . . . . . . . . . . . . . . . .  13

11.  PROPRIETARY MARKS . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     11.1.  Marks and Licensed Methods.. . . . . . . . . . . . . . . . . . .  14
     11.2.  Change of Proprietary Marks. . . . . . . . . . . . . . . . . . .  14
     11.3.  Cessation of Use of Marks. . . . . . . . . . . . . . . . . . . .  14
     11.4.  Trademark Infringement.. . . . . . . . . . . . . . . . . . . . .  14
     11.5.  Franchisee's Business Name.. . . . . . . . . . . . . . . . . . .  15

12.  REPORTS, RECORDS AND FINANCIAL REVIEW . . . . . . . . . . . . . . . . .  15
     12.1.  Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     12.2.  Books and Records. . . . . . . . . . . . . . . . . . . . . . . .  15
     12.3.  Failure to Submit Reports. . . . . . . . . . . . . . . . . . . .  15
     12.4.  Audit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

13.  ASSIGNMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     13.1.  Assignment by Franchisee.. . . . . . . . . . . . . . . . . . . .  16
     13.2.  Pre-Conditions to Franchisee's Assignment. . . . . . . . . . . .  16
     13.3.  Grease Monkey's Approval of Transfer.. . . . . . . . . . . . . .  17
     13.4.  Right of First Refusal.. . . . . . . . . . . . . . . . . . . . .  18
     13.5.  Types of Transfers.. . . . . . . . . . . . . . . . . . . . . . .  19
     13.6.  Effect of Breach of Certain Restrictions on Assignment.. . . . .  19
     13.7.  Assignment by Grease Monkey. . . . . . . . . . . . . . . . . . .  20
     13.8.  Death or Disability of Franchisee. . . . . . . . . . . . . . . .  20

14.  TERM AND EXPIRATION . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     14.1.  Term.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     14.2.  Rights Upon Expiration.. . . . . . . . . . . . . . . . . . . . .  20
     14.3.  Refusal to Offer Successor Franchise.. . . . . . . . . . . . . .  21

15.  DEFAULT AND TERMINATION . . . . . . . . . . . . . . . . . . . . . . . .  22
     15.1.  Termination by Grease Monkey - Effective Upon Notice.. . . . . .  22
     15.2.  Termination by Grease Monkey - Fifteen Days Notice.. . . . . . .  22
     15.3.  Termination by Grease Monkey - Thirty Days Notice. . . . . . . .  22

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     15.4.  Cross Default. . . . . . . . . . . . . . . . . . . . . . . . . .  23
     15.5.  Rights and Obligations Upon Termination or Expiration. . . . . .  23
     15.6.  Right to Repurchase. . . . . . . . . . . . . . . . . . . . . . .  24
     15.7.  Continuing Obligations.. . . . . . . . . . . . . . . . . . . . .  26
     15.8.  Governing State Law. . . . . . . . . . . . . . . . . . . . . . .  27

16.  RESTRICTIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . .  27
     16.1.  Noncompetition During Term.. . . . . . . . . . . . . . . . . . .  27
     16.2.  Post-Termination Covenant Not to Compete.. . . . . . . . . . . .  28
     16.3.  No Interference With Business. . . . . . . . . . . . . . . . . .  28
     16.4.  Confidentiality of Proprietary Information.. . . . . . . . . . .  29
     16.5.  Injunctive Relief. . . . . . . . . . . . . . . . . . . . . . . .  29
     16.6.  Confidentiality Agreements.. . . . . . . . . . . . . . . . . . .  29
     16.7.  Beginning of Three Year Period . . . . . . . . . . . . . . . . .  29
     16.8.  Liquidated Damages . . . . . . . . . . . . . . . . . . . . . . .  29

17.  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     17.1.  Insurance Coverage.. . . . . . . . . . . . . . . . . . . . . . .  30
     17.2.  Proof of Insurance.. . . . . . . . . . . . . . . . . . . . . . .  30

18.  OPTION TO PURCHASE ADDITIONAL FRANCHISE . . . . . . . . . . . . . . . .  30
     18.1.  Option to Purchase.. . . . . . . . . . . . . . . . . . . . . . .  30

19.  BUSINESS RELATIONSHIP . . . . . . . . . . . . . . . . . . . . . . . . .  31
     19.1.  Independent Businesspersons. . . . . . . . . . . . . . . . . . .  31
     19.2.  Payment of Third Party Obligations.. . . . . . . . . . . . . . .  31
     19.3.  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . .  31

20.  ARBITRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     20.1.  Arbitration. . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     20.2.  Injunctive Relief. . . . . . . . . . . . . . . . . . . . . . . .  33
     20.3.  Governing Law/Consent to Jurisdiction/Waiver of Jury Trial.. . .  33

21.  MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . .  33
     21.1.  Entire Agreement.. . . . . . . . . . . . . . . . . . . . . . . .  33
     21.2.  Effective Date.. . . . . . . . . . . . . . . . . . . . . . . . .  34
     21.3.  Review of Agreement. . . . . . . . . . . . . . . . . . . . . . .  34
     21.4.  Invalidity.. . . . . . . . . . . . . . . . . . . . . . . . . . .  34
     21.5.  Waiver.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
     21.6.  Notice.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
     21.7.  Cost of Enforcement. . . . . . . . . . . . . . . . . . . . . . .  34
     21.8.  Modification.. . . . . . . . . . . . . . . . . . . . . . . . . .  35
     21.9.  Injunctive Relief. . . . . . . . . . . . . . . . . . . . . . . .  35

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     21.10. Prohibition Against Nonpayment.. . . . . . . . . . . . . . . . .  35
     21.11. Acknowledgement. . . . . . . . . . . . . . . . . . . . . . . . .  35

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     EXHIBITS TO FRANCHISE AGREEMENT

     I    Addendum to Franchise Agreement
     II   Statement of Ownership
     III  Guaranty and Assumption of Franchisee's Obligations

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                                    GREASE MONKEY
                                 FRANCHISE AGREEMENT

     THIS AGREEMENT is entered into on this _____ day of___________, 19__, by and between GREASE MONKEY INTERNATIONAL, INC., ("GREASE MONKEY"), located at 216 16th Street, Suite 1100, Denver, Colorado 80202-5125, and
_______________________ located at ____________________________ ("FRANCHISEE").

                                 BACKGROUND

     A. GREASE MONKEY has developed a system for establishing and operating fast service automotive lubrication centers ("GREASE MONKEY Centers" or "Centers"), associated with the service mark "GREASE MONKEY, THE 10 MINUTE LUBE & OIL PROS" and other trademarks, service marks, logos and identifying features (the "Marks") and GREASE MONKEY's distinctive methods ("Licensed Methods") for establishing and operating GREASE MONKEY Centers.

     B. GREASE MONKEY grants the right to others to develop and operate GREASE MONKEY Centers under the Marks and pursuant to the Licensed Methods.

     C. FRANCHISEE desires to establish a GREASE MONKEY Center at a location identified below or to be later identified ("Franchised Business"), and GREASE MONKEY desires to grant FRANCHISEE the right to operate a GREASE MONKEY Center at such location under the terms and conditions contained in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

              1.  GRANT OF FRANCHISE AND INITIAL FRANCHISE FEE

     1.1. GRANT OF FRANCHISE. GREASE MONKEY grants to FRANCHISEE, and FRANCHISEE accepts from GREASE MONKEY, the right and license ("Franchise") to operate a GREASE MONKEY Center using the Marks and the Licensed Methods, at the location described in Article 2 below. FRANCHISEE agrees to use the Marks and Licensed Methods as they may be changed, improved and further developed from time to time, only in accordance with the terms and conditions of this Agreement. GREASE MONKEY grants the Franchise to FRANCHISEE in reliance upon FRANCHISEE'S representations that FRANCHISEE will at all times faithfully, honestly and diligently perform its obligations hereunder and continuously exert its best efforts to promote and enhance the GREASE MONKEY Center.

     1.2. INITIAL FRANCHISE FEE. FRANCHISEE shall pay to GREASE MONKEY an initial franchise fee of $28,000 due and payable in full on or before the date of execution of this Agreement. GREASE MONKEY acknowledges receipt of the initial franchise fee due hereunder. FRANCHISEE acknowledges and agrees that the initial franchise fee represents payment for the
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initial grant of rights to use the Marks and Licensed Methods, that GREASE
MONKEY has earned the initial franchise fee upon receipt thereof and that the fee is under no circumstances refundable to FRANCHISEE after it is paid, unless otherwise specifically set forth herein.

                           2.  FRANCHISED LOCATION

     2.1. FRANCHISED LOCATION. FRANCHISEE shall have the right to operate one GREASE MONKEY Center at the address and location which shall be set forth in EXHIBIT I, attached hereto and incorporated by this reference ("Franchised Location").

     2.2. RELOCATION. The Franchise that is hereby granted to FRANCHISEE is for the right to establish and operate a GREASE MONKEY Center at the specific Franchised Location only and cannot be relocated without the prior written approval of GREASE MONKEY, which approval shall not be unreasonably withheld.

     2.3. RESERVATION OF RIGHTS. FRANCHISEE expressly acknowledges that the franchise granted hereunder is non-exclusive and that GREASE MONKEY retains the right, among others, to use, and to license others to use, the Marks and Licensed Methods for the operation of GREASE MONKEY CENTERS at any location other than at the Franchised Location; to use the Marks and Licensed Methods in connection with other services and products, promotional and marketing efforts or related items or in alternative channels of distribution, without regard to location; and to use and license the use of other proprietary marks or methods in connection with the operation of businesses under names which are not the same as or confusingly similar to the Marks, whether in alternative channels of distribution at any location, which businesses are the same as, or similar to, or different from GREASE MONKEY CENTERS, on any terms and conditions as GREASE MONKEY deems advisable, and without granting the FRANCHISEE any rights therein.

                          3.  DEVELOPMENT OF CENTER

     3.1. SITE SELECTION. FRANCHISEE shall obtain the written approval of GREASE MONKEY of a site suitable for the operations of its GREASE MONKEY Center within the designated area described in EXHIBIT I, attached hereto and incorporated herein by reference, within 120 days from the Effective Date of this Agreement. FRANCHISEE shall propose sites for approval by GREASE MONKEY on forms and in the manner designated from time to time by GREASE MONKEY. A proposed site shall only be submitted to GREASE MONKEY for approval after FRANCHISEE has evaluated the site and determined that it meets GREASE MONKEY's then current criteria for sites which GREASE MONKEY has communicated to FRANCHISEE. FRANCHISEE shall be responsible for obtaining GREASE MONKEY's then current site criteria prior to submitting a site approval application. FRANCHISEE shall have every proposed site reviewed by GREASE MONKEY and shall submit to GREASE MONKEY the site approval application. GREASE MONKEY shall review the site approval application, and

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within 30 days of GREASE MONKEY's receipt thereof GREASE MONKEY shall approve or reject the proposed site. Unless otherwise agreed to in writing by GREASE MONKEY, final site approval will be conditioned upon GREASE MONKEY's receipt of evidence of FRANCHISEE's ownership, lease or control of the property in accordance with Section 3.3 of this Agreement. FRANCHISEE acknowledges and agrees that GREASE MONKEY's approval of a site or provision of criteria regarding the site do not constitute a representation or warranty of any kind, express or implied, as to the suitability of the site for a GREASE MONKEY Center or for any other purpose. GREASE MONKEY's approval of the site indicates only that GREASE MONKEY believes that a site falls within the acceptable criteria established by GREASE MONKEY as of that time.

     3.2. COMMENCEMENT OF OPERATIONS. Unless otherwise agreed in writing by GREASE MONKEY and FRANCHISEE, FRANCHISEE has 12 months from the date of this Agreement within which to have its Franchised Business open and operating ("Development Period"). GREASE MONKEY will extend the Development Period for a reasonable period of time in the event factors beyond FRANCHISEE's reasonable control prevent FRANCHISEE from meeting this development schedule, so long as FRANCHISEE has made reasonable and continuing efforts to comply with such development obligations and FRANCHISEE requests, in writing, an extension of time in which to have its Franchised Business open and operating before the Development Period lapses.

     3.3. LEASE OR PURCHASE OF FRANCHISED LOCATION. FRANCHISEE shall obtain GREASE MONKEY's prior written approval of any lease or sublease (the "Lease") for the Franchised Location prior to its execution by FRANCHISEE. If FRANCHISEE is purchasing real estate upon which to operate its GREASE MONKEY Center, FRANCHISEE shall obtain GREASE MONKEY's prior written approval of any purchase agreement or other acquisition document proposed to be executed by FRANCHISEE. All documents submitted to GREASE MONKEY hereunder shall be delivered at least 10 days prior to execution thereof. After final execution is completed, FRANCHISEE shall provide GREASE MONKEY with a fully executed copy of the document. In addition:

           a. The terms of any financing that FRANCHISEE may need to fund the acquisition and/or construction of a GREASE MONKEY Center, information regarding the obtaining of all required zoning and/or building permits and provisions for satisfaction of relevant conditions precedent within acceptable time frames shall be provided in the Lease or purchase contract, or through separate documentation provided to GREASE MONKEY.

           b. If a Lease is to be signed, the Lease shall contain provisions allowing for the assignment of the Lease to GREASE MONKEY, at the option of GREASE MONKEY, in the event that this Agreement is for any reason terminated or not renewed due to a default in FRANCHISEE's obligations hereunder, and for providing GREASE

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     MONKEY with a right to cure a default in FRANCHISEE's leasehold obligations under the Lease, and/or to take an assignment of the Lease upon such default, in GREASE MONKEY's sole discretion.

           c. If a purchase contract is to be signed, FRANCHISEE shall grant GREASE MONKEY the right to lease the premises from FRANCHISEE on commercially reasonable terms in the event that this Agreement is for any reason terminated or not renewed due to a default in FRANCHISEE's obligations hereunder.

           d. FRANCHISEE shall at all times keep GREASE MONKEY informed of FRANCHISEE's progress toward the satisfaction of all obligations and conditions contained in any Lease or purchase contract related to the acquisition and/or construction of the GREASE MONKEY Center. FRANCHISEE shall provide GREASE MONKEY with copies of all site plans, surveys, title reports and other related real estate information as and when it becomes available.

FRANCHISEE acknowledges that GREASE MONKEY's approval of a Lease or purchase agreement or any assistance in the Lease or purchase negotiations does not constitute a guarantee, recommendation or endorsement of the Lease, purchase agreement, or the Franchised Location and FRANCHISEE should take all steps necessary to ascertain whether such Lease or purchase agreement is acceptable to FRANCHISEE. FRANCHISEE acknowledges that it is required to enter into either a conditional assignment of lease or an option agreement with GREASE MONKEY or a related entity in connection with the Lease or purchase of real estate.

     3.4. DESIGN AND DECOR. FRANCHISEE shall submit to GREASE MONKEY for approval, plans for the interior and exterior design of the building, layout, floor plan, parking and driveway facilities, which shall be in compliance with local and state building codes, and shall include specifications for color, decor, equipment and machines that relate to the Franchised Location and which are in compliance with GREASE MONKEY's standards and specifications.

     3.5. SIGNAGE. FRANCHISEE shall only use that signage at the Franchised Location that complies with the drawings and specifications provided by GREASE MONKEY. If such signage cannot be used because of local ordinances or applicable building codes, then FRANCHISEE must submit to GREASE MONKEY detailed drawings and specifications of the proposed signage to be used, in sufficient detail acceptable to GREASE MONKEY, which signage can only be used upon receiving the prior written approval of GREASE MONKEY. FRANCHISEE agrees that, other than the Marks, no other name, symbol or identifying marks shall be used in conjunction with the approved signage; provided, however, that a trademark of an approved oil supplier may be included on the signage. FRANCHISEE shall obtain GREASE MONKEY's prior written consent as to the manner of the use of the trademark of the approved oil supplier and configuration of the signage in each instance.

     3.6. OTHER PRE-OPENING OBLIGATIONS. During the Development Period, FRANCHISEE shall, in addition to all other development obligations contained in this Agreement, at its sole expense do or cause to be done all of the following with respect to developing the GREASE MONKEY Center at the Franchised Location: (a) secure all required financing; (b) obtain all required permits and licenses; (c) construct all required improvements and decorate the Center in compliance with approved plans and specifications; (d) purchase and install all required fixtures and equipment; and (e) purchase an opening inventory of oil and other approved products, materials and supplies. FRANCHISEE shall also successfully complete the initial training program and other training requirements as GREASE MONKEY shall require prior to the opening of the Center.

                            4.  OPENING ASSISTANCE

     4.1. OPENING ASSISTANCE. GREASE MONKEY shall provide FRANCHISEE with assistance in the initial opening of the Franchised Business as follows:

           a. Assistance to FRANCHISEE related to the acceptance of a site for the Franchised Business, although FRANCHISEE acknowledges that GREASE MONKEY shall have no obligation to select or acquire a site on behalf of FRANCHISEE. GREASE MONKEY's assistance will consist of the provision of criteria for a satisfactory site, an on-site inspection and a determination of whether a proposed site fulfills the requisite criteria, prior to formal acceptance of a site selected by FRANCHISEE. Site selection, acquisition and development shall be the sole obligation of FRANCHISEE except as may be set forth in this Agreement or any other written agreement executed by GREASE MONKEY. FRANCHISEE acknowledges that GREASE MONKEY is under no obligation to provide additional site selection services other than may be set forth in a written, executed agreement and that GREASE MONKEY's acceptance of the site does not infer or guarantee the success or profitability of the site in any manner whatsoever.

           b. Standards and specifications for the interior and exterior design of the building, layout, floor plan, parking and driveway facilities, signs, color, decor, equipment and machines. GREASE MONKEY agrees to provide FRANCHISEE with a standard set of blueprints for the building for the Franchised Business and FRANCHISEE agrees to be responsible for assuring that any necessary alterations are made to the same in order to fit the needs of FRANCHISEE, the Franchised Location and local zoning and other regulations.

           c. A New Center Development Opening Guide which sets forth procedures for opening a Center.

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           d.  A nonexclusive license to use certain proprietary computer programs in accordance with the terms of GREASE MONKEY's standard Software License and Electronic Reporting Agreement.

           e.  Recommendations for accounting systems for the Center.

           f. Between FRANCHISEE's actual opening and its grand opening advertising promotion, GREASE MONKEY shall have one of its representatives on site to assist FRANCHISEE in training employees and in determining that the Franchised Business is properly established and that FRANCHISEE and its employees are instructed in the operation and management thereof. A GREASE MONKEY representative shall normally spend three to four days at FRANCHISEE's Franchised Location to provide opening assistance; FRANCHISEE acknowledges, however, that this may be subject to variation based on the experience and capabilities of FRANCHISEE, as assessed by GREASE MONKEY in its sole discretion. The time for the on-site opening assistance shall be established by mutual agreement of the parties.

           g. Technical advice regarding the construction and installation of equipment in each Center.

           h. An initial training program for FRANCHISEE or, if FRANCHISEE is not an individual, the person designated by FRANCHISEE to assume primary responsibility for the management of the Center ("Principal Operator"), as more fully described in Article 5 below.

           i. An Operations Manual, as defined and described in Section 6 below.

                                5.  TRAINING

     5.1. INITIAL TRAINING. FRANCHISEE or its Principal Operator is required to attend and successfully complete the initial training program offered by GREASE MONKEY prior to the opening of the Franchised Business, at a location designated by GREASE MONKEY. Successful completion of the initial training program shall be evidenced by FRANCHISEE or its Principal Operator receiving a certificate of training completion. GREASE MONKEY's initial training program lasts a minimum of five days in duration, and FRANCHISEE or its Principal Operator may attend the program or programs until they have successfully completed the same, at a time prior to the opening of the Franchised Business, but not earlier than six months prior to the opening of the Center. FRANCHISEE shall pay for its own transportation costs and living expenses while attending the initial training program.

     5.2. ADDITIONAL TRAINING. FRANCHISEE agrees that the Franchised Business shall only be managed and operated by certified individuals who have successfully completed the initial training program. If FRANCHISEE or an original Principal Operator trained by GREASE MONKEY is no longer actively involved in the operation of the Franchised Business, then FRANCHISEE shall notify GREASE MONKEY of its replacement Principal Operator, who shall be required to successfully complete the initial training program. FRANCHISEE may be required to pay to GREASE MONKEY the then current training fee for any subsequent Principal Operators that are to be trained by GREASE MONKEY to satisfy the terms of this Agreement.

     5.3. ADDITIONAL SEMINARS. FRANCHISEE agrees and understands that GREASE MONKEY presents seminars, conventions or continuing development programs from time to time for the benefit of its franchisees. The attendance by FRANCHISEE, or its Principal Operator, at most of these seminars is voluntary. However, FRANCHISEE, or the Principal Operator, shall attend any mandatory seminar, convention, or program offered by GREASE MONKEY; provided, that FRANCHISEE, or the Principal Operator, shall not be required to attend any mandatory seminar, convention or program more than once per year. GREASE MONKEY shall give FRANCHISEE at least 30 days prior written notice of any seminar, convention or program which is considered mandatory. FRANCHISEE is responsible for all costs and expenses associated with attending any training program, seminar or convention.

                            6.  OPERATIONS MANUAL

     6.1. OPERATIONS MANUAL. GREASE MONKEY shall loan FRANCHISEE its New Center Development Opening Guide and its other operations and marketing manuals (collectively referred to as "Operations Manual") covering proper operating and marketing techniques of the Franchised Business as well as standards and specifications for the operation of the Franchised Business. FRANCHISEE agrees that it shall comply with the Operations Manual as an essential aspect of its obligations under this Agreement and failure to substantially comply with the Operations Manual may be considered a breach of this Agreement.

     6.2. REVISIONS TO OPERATIONS MANUAL. The Operations Manual contents may be updated periodically by GREASE MONKEY and FRANCHISEE shall update FRANCHISEE's copy of the Operations Manual as instructed by GREASE MONKEY and shall conform the Franchised Business operations with the updated provisions, within 30 days after receipt of the update or as may be otherwise agreed upon by the parties. FRANCHISEE acknowledges that a master copy of the Operations Manual maintained by GREASE MONKEY at its principal office shall be controlling in the event of a dispute relative to the contents of any Operations Manual.

     6.3. CONFIDENTIALITY OF OPERATIONS MANUAL. FRANCHISEE shall use the Marks and Licensed Methods only as specified in the GREASE MONKEY Operations Manual. The GREASE MONKEY Operations Manual is the sole property of GREASE MONKEY and shall be used by FRANCHISEE only during the term of this Agreement and in strict accordance with the terms and conditions hereof. FRANCHISEE shall not duplicate the Operations Manual nor disclose its contents to persons other than employees of its GREASE MONKEY Center.

FRANCHISEE shall return the Operations Manual to GREASE MONKEY upon the expiration, termination or assignment of this Agreement.

                          7.  OPERATING ASSISTANCE

     7.1. OPERATING ASSISTANCE. During the operation of FRANCHISEE's Franchised Business, GREASE MONKEY shall provide:

           a. Advice and consultation, as GREASE MONKEY deems necessary, in its sole discretion, regarding the continuing operation and management of a GREASE MONKEY Center.

           b. Information regarding any new product, service or supplier or any updated methods of doing business available to GREASE MONKEY Centers. GREASE MONKEY will use national, regional or local seminars, conventions or continuing development programs, Operations Manual updates, bulletins, newsletters or regional representatives to introduce FRANCHISEE to new products, services, supplies and new techniques and methods of doing business.

           c. Access to advertising and promotional programs and materials, in a manner deemed appropriate by GREASE MONKEY, in its sole discretion, funded through Advertising Fee contributions; provided, however, that FRANCHISEE shall be solely responsible for the placement of advertising for FRANCHISEE's Center.

           d. At least once per year, a GREASE MONKEY representative will visit the Franchised Location and provide consulting assistance.

     7.2. ADDITIONAL ASSISTANCE. In the event FRANCHISEE requires additional on-site assistance in the operation of its Franchised Business, FRANCHISEE can request, in writing, that a GREASE MONKEY representative visit the Franchised Location and provide the additional assistance. Before additional on-site assistance is provided, FRANCHISEE and GREASE MONKEY must agree, in writing, as to the compensation to be paid to GREASE MONKEY by FRANCHISEE, if any, and the amount and duration of the assistance to be given.

                   8.  FRANCHISEE'S OPERATIONAL COVENANTS

     8.1. FRANCHISED OPERATIONS. FRANCHISEE acknowledges that it is solely responsible for the operation of its GREASE MONKEY Center and that the successful operation is, in part, dependent upon FRANCHISEE's compliance with this Agreement and the Operations Manual. In addition to all other obligations contained herein and in the Operations Manual, FRANCHISEE covenants that:

           a. FRANCHISEE shall maintain a clean, efficient and high quality GREASE MONKEY Center and shall operate the Franchised Business in accordance with the Operations Manual and in such a manner as not to detract from or adversely reflect upon the name and reputation of GREASE MONKEY.

           b. FRANCHISEE agrees to conduct itself and operate its Franchised Business in compliance with all applicable laws and ordinances and in such a manner as to promote a good public image in the business community. FRANCHISEE shall at all times be fully responsible for obtaining and maintaining all licenses to carry on the Franchised Business.

           c. FRANCHISEE agrees to maintain business hours at the Center as may from time to time be prescribed by GREASE MONKEY throughout the term of this Agreement and to maintain sufficient supplies of products and to employ adequate personnel at all times so as to operate the Center at its maximum capacity and efficiency.

           d. FRANCHISEE shall cause all employees of FRANCHISEE, while working in the Center, to present a professional appearance, as described in the Operations Manual, and to render competent and courteous service to Center customers.

           e. FRANCHISEE shall offer only those products and services through its Franchised Business which meet or exceed the standards and specifications established by GREASE MONKEY. Standards and specifications may be given to FRANCHISEE in writing and may be changed by GREASE MONKEY at any time. FRANCHISEE shall offer for sale at the Center only those products and services now or hereafter designated by GREASE MONKEY and shall at all times refrain from offering any other products or services from or through the Center, without GREASE MONKEY's prior written consent.

           f. FRANCHISEE will submit all reports required hereunder and pay its Royalty and Advertising Fees on a timely basis.

           g. FRANCHISEE will pay on a timely basis all amounts due and owing to GREASE MONKEY pursuant to any separate agreements between FRANCHISEE and GREASE MONKEY and all amounts due and owing by FRANCHISEE to all third parties with whom FRANCHISEE does business at or through the Center. In connection with any amounts due and owing by FRANCHISEE to third parties, FRANCHISEE expressly acknowledges that a default by FRANCHISEE with respect to such indebtedness may be considered a default hereunder and GREASE MONKEY may avail itself of all remedies provided for herein in the event of default.

           h. FRANCHISEE will use its best efforts in establishing, operating and maintaining the GREASE MONKEY Center.

           i. FRANCHISEE acknowledges that proper management of the GREASE MONKEY Center is critical to the successful operations of a GREASE MONKEY Center and shall ensure that FRANCHISEE, individually, or if applicable, the Principal Operator who has completed the GREASE MONKEY initial training program, will be responsible for the management of the GREASE MONKEY Center.

           j. FRANCHISEE shall at all times during the term of this Agreement own and control the GREASE MONKEY Center. Upon request, FRANCHISEE shall promptly provide satisfactory proof of such ownership to GREASE MONKEY. FRANCHISEE represents that the Statement of Ownership, attached hereto as
     EXHIBIT II and by this reference incorporated herein, is true, complete, accurate and not misleading and, in accordance with the information contained in the Statement of Ownership, the controlling ownership of the GREASE MONKEY Center is held by FRANCHISEE. FRANCHISEE acknowledges that each officer, director or other principal who owns five percent or more of the interest in FRANCHISEE will be required to guarantee the performance of FRANCHISEE hereunder and sign the Guaranty and Assumption of Franchisee's Obligations which is attached to this Agreement as EXHIBIT III. FRANCHISEE shall promptly provide GREASE MONKEY with a written notification if the information contained in the Statement of Ownership changes at any time during the term of this Agreement and shall in such circumstances comply with the applicable transfer provisions contained in Article 13 herein.

           k. FRANCHISEE shall only use advertising materials at or in connection with the Franchised Business that are either provided or approved by GREASE MONKEY. FRANCHISEE shall submit any proposed new advertising material to GREASE MONKEY for its written approval prior to publication or broadcast and if GREASE MONKEY does not respond to FRANCHISEE's request for approval within 30 days of receipt of the proposed new advertising material, approval shall be deemed granted.

           l. FRANCHISEE shall at all times comply with the terms and conditions of the Software License and Electronic Reporting Agreement, including, but not limited to, the use of the proprietary computer software programs licensed thereunder.

           m. FRANCHISEE shall service all local, regional and national fleet accounts of GREASE MONKEY in accordance with GREASE MONKEY's policies and procedures concerning fleet accounts and its agreements with any fleet account vendor, which may change from time to time upon notice to FRANCHISEE.

                             9.  QUALITY CONTROL

     9.1. STANDARDS AND SPECIFICATIONS. FRANCHISEE agrees to maintain and operate the GREASE MONKEY Center in compliance with this Agreement and the standards and specifications contained in the Operations Manual, as the same may be modified from time to time by GREASE MONKEY.

     9.2. APPROVED SERVICES AND PRODUCTS. FRANCHISEE agrees to purchase or lease its entire requirements of products, equipment, supplies, other items and services used, sold or leased at or through its Franchised Business in accordance with GREASE MONKEY's standards and specifications and only from suppliers approved in advance by GREASE MONKEY. GREASE MONKEY shall upon request make available to FRANCHISEE a list of approved suppliers, together with complete specifications and levels of performance of the products, equipment, supplies, other items or services to be used, sold or leased by FRANCHISEE at or through its Franchised Business. GREASE MONKEY shall not unreasonably withhold its approval of a different supplier of FRANCHISEE's choosing, provided that such supplier meets any published standards and specifications of GREASE MONKEY. If FRANCHISEE proposes to purchase, lease or offer any equipment, supplies, materials or services not previously approved by GREASE MONKEY as meeting its standards and specifications, then FRANCHISEE will notify GREASE MONKEY requesting approval and GREASE MONKEY's approval shall not be unreasonably withheld. GREASE MONKEY reserves the right to change the published standards regarding approved suppliers and any products used and/or offered for sale or lease at the Franchised Business from time to time upon 30 days written notice to FRANCHISEE and all applicable approved suppliers.

     9.3. OBLIGATION FOR PURCHASES. All purchases of approved supplies and products by FRANCHISEE shall be made at FRANCHISEE's own expense and for FRANCHISEE's own account. GREASE MONKEY shall in no way be obligated or liable for said purchases by FRANCHISEE, and FRANCHISEE shall be obligated to inform all of its suppliers to this effect.

     9.4. DESIGNATION OF OIL SUPPLY. GREASE MONKEY reserves the right to designate the source of FRANCHISEE's supply of oil, so long as such designation will not result in FRANCHISEE's violation of any other agreement with an existing oil supplier, will allow FRANCHISEE to remain competitive in its market area, will not materially adversely affect FRANCHISEE's Franchised Business and will be in compliance with applicable laws and regulations, if any, such compliance to be determined by GREASE MONKEY.

     9.5. INSPECTIONS. FRANCHISEE agrees to permit inspection by GREASE MONKEY, or GREASE MONKEY's designated representative, of the Franchised Business, and the supplies, equipment and services of every kind used in connection with the Franchised Business, at all reasonable times during regular business hours. GREASE MONKEY reserves the right to inspect the Franchised Business without prior notice of the inspection to FRANCHISEE. FRANCHISEE will furnish promptly, upon request, any desired information regarding its supplies, equipment, services and methods used in conducting its Franchised Business.

     9.6. CONFIDENTIALITY OF LICENSED METHODS. FRANCHISEE acknowledges that all of GREASE MONKEY's Licensed Methods are confidential and agrees that at all times information regarding the same, including all written manuals, technical information and other material regarding the GREASE MONKEY methods of doing business shall be treated as confidential and as GREASE MONKEY's sole and exclusive property.

                      10.  FEES AND OTHER CONSIDERATION

     10.1. ROYALTY. FRANCHISEE agrees to pay to GREASE MONKEY on a monthly basis a nonrefundable fee ("Royalty") of five percent of FRANCHISEE's total monthly "Gross Receipts," defined below.

     10.2. GROSS RECEIPTS. "Gross Receipts" shall means and includes the aggregate amount received from all sales of services, products or merchandise of every kind or nature, performed or sold from, at or in connection with the operation of the GREASE MONKEY Center or arising out of the operation or conduct of the Franchised Business, whether for cash or credit, but excluding
(i) the amount of the discount given off the regular retail price of such services or products in connection with the use of coupons or other discount promotions; and (ii) federal, state or municipal sales or services taxes collected from customers and paid to the appropriate taxing authority.

     10.3.  MARKETING EXPENDITURES.

            a. FRANCHISEE shall allocate, for expenditures for marketing purposes, six percent of FRANCHISEE's total monthly Gross Receipts ("Marketing Allocation"), to be thereafter used for advertising and marketing the Franchised Business in a manner set forth in this Section 10.3.

            b. FRANCHISEE shall remit to GREASE MONKEY a marketing materials fee ("Marketing Materials Fee") of up to one-sixth of the total Marketing Allocation (one percent of Gross Receipts). The Marketing Materials Fee may be changed from time to time by GREASE MONKEY, upon 30 days prior written notice to FRANCHISEE, except that the Marketing Materials Fee will in no event exceed one sixth of the total Marketing Allocation (one percent of Gross Receipts). The Marketing Materials Fee is payable concurrently with the payment of the Royalty, within 10 days following the end of the month, based on the amount of Gross Receipts of the previous month. The Marketing Materials Fee shall be deposited in a separate bank account, commercial account or savings account ("Account"). Upon request, GREASE MONKEY shall make available to FRANCHISEE an annual financial report for the Account which indicates how the

     Account has been spent. The Account will be administered by GREASE MONKEY, in its sole discretion. GREASE MONKEY may reimburse itself for independent audits, reasonable accounting, bookkeeping, reporting and legal expenses, taxes and any and all other reasonable direct or indirect expenses as may be incurred by GREASE MONKEY or its authorized representatives in connection with the programs funded by the Account.

            c. FRANCHISEE shall retain for regional or local advertising purposes the remaining portion of the total Marketing Allocation to a marketing fund administered by FRANCHISEE, which shall be used for regional and/or local advertising. FRANCHISEE shall prepare and submit to GREASE MONKEY a report accounting for and evidencing the use of these funds for advertising. The report shall be submitted to GREASE MONKEY concurrently with the remittance of the Marketing Materials Fee and the Royalty to GREASE MONKEY.

            d. GREASE MONKEY reserves the right, upon 30 days prior written notice to FRANCHISEE, to collect all or any part of the remaining Marketing Allocation (five percent of Gross Receipts) to be used for regional advertising or paid into a regional advertising fund and no longer retained by FRANCHISEE. GREASE MONKEY shall not exercise this right, however, until such time as GREASE MONKEY determines, in its sole discretion, that the market area or "Area of Dominant Influence" ("A.D.I.") wherein FRANCHISEE is located is developed to the extent that a regional advertising program is warranted, at which time, GREASE MONKEY will notify FRANCHISEE that it will collect and/or allocate, at its discretion, all or a part of the remaining five-sixths of the Marketing Allocation (five percent of Gross Receipts) for regional advertising for the franchisees located in the A.D.I. or market area, the scope of such A.D.I. or market area to be determined by GREASE MONKEY. GREASE MONKEY agrees that it will collect such funds, or require payment into a regional advertising fund, from all franchisees within the A.D.I. or market area on a uniform basis, to the extent such uniform treatment may be enforced by GREASE MONKEY.

     10.4. PAYMENT SCHEDULE. All Royalty, Marketing Materials Fees and any other fees to be paid to GREASE MONKEY by FRANCHISEE pursuant to this Agreement shall be made by the 10th day of each month, based on the amount of Gross Receipts of the previous month. This payment shall be submitted on a computer generated transmittal record in a form approved by GREASE MONKEY, who may also request certain additional information it determines useful in the overall management and marketing of the GREASE MONKEY franchise system.

     10.5. LATE CHARGES. Delinquent Royalties and Marketing Materials Fees or other amounts as may be due from FRANCHISEE to GREASE MONKEY hereunder, shall bear interest at 1.5% per month; provided, however, in no event shall FRANCHISEE be required to pay interest at a rate greater than the maximum interest rate permitted by applicable law.

                           11.  PROPRIETARY MARKS

     11.1. MARKS AND LICENSED METHODS. FRANCHISEE acknowledges that GREASE MONKEY is the sole owner of the Marks and Licensed Methods and the Marks and Licensed Methods shall remain the sole and exclusive property of GREASE MONKEY. FRANCHISEE acknowledges that it has not acquired any right, title or interest in the Marks and Licensed Methods except for the right to use the Marks and Licensed Methods in the operation of its Franchised Business in accordance with this Agreement. FRANCHISEE agrees that no name or mark other than the Marks shall be used in the operation of the Franchised Business nor shall any other name, symbols, logo or other identifying marks be used in connection with the Franchised Business without the prior written approval of GREASE MONKEY.

     11.2. CHANGE OF PROPRIETARY MARKS. In the event that GREASE MONKEY, in its sole discretion, shall determine to modify or discontinue use of the Marks, or to develop additional or substitute proprietary marks, FRANCHISEE shall, within a reasonable time after receipt of written notice from GREASE MONKEY, take such action, at FRANCHISEE's sole expense, as may be necessary to comply with such modification, discontinuation, addition or substitution. GREASE MONKEY shall not be obligated to reimburse FRANCHISEE for any loss of goodwill associated with any modifications or discontinuance of the Marks or for any expenditures made by FRANCHISEE to promote a modified or substitute trademark or service mark. FRANCHISEE's changes or improvements to the System, FRANCHISEE's usage of the Marks and Licensed Methods and any goodwill established thereby will inure to GREASE MONKEY's exclusive benefit.

     11.3. CESSATION OF USE OF MARKS. In the event this Agreement is terminated for any reason, FRANCHISEE shall immediately cease using any of the Marks or other trade names or any other symbols used to identify GREASE MONKEY and all rights FRANCHISEE had to the same shall automatically terminate. FRANCHISEE agrees to execute any documents of assignment as may be necessary to transfer any rights FRANCHISEE may possess in and to the Marks.

     11.4. TRADEMARK INFRINGEMENT. FRANCHISEE will notify GREASE MONKEY in writing of any possible infringement or illegal use by others of a trademark the same as or similar to the Marks which may come to its attention. FRANCHISEE acknowledges that GREASE MONKEY shall have the right to determine whether action will be taken on account of any possible infringement or illegal use. GREASE MONKEY shall commence or prosecute such action in GREASE MONKEY's own name and may join FRANCHISEE as a party to the action if GREASE MONKEY determines it to be reasonably necessary for the continued protection and quality control of the Marks and Licensed Methods. GREASE MONKEY shall bear the reasonable cost of any such action, including attorneys' fees. FRANCHISEE will not institute any action on account of any possible infringement or illegal use without first obtaining GREASE MONKEY's prior written consent.

     11.5. FRANCHISEE'S BUSINESS NAME. FRANCHISEE acknowledges that GREASE MONKEY has a prior and superior claim to the GREASE MONKEY trade name. FRANCHISEE agrees not to register or attempt to register such trade name or any variation thereof in FRANCHISEE's name or that of any other person or business entity without prior written consent of GREASE MONKEY. FRANCHISEE shall not use any of the Marks in the legal name of its corporation, partnership or any other business entity used in conducting the Franchised Business provided for in this Agreement.

                 12.  REPORTS, RECORDS AND FINANCIAL REVIEW

     12.1. REPORTS. FRANCHISEE shall supply GREASE MONKEY with reports in such manner and form as GREASE MONKEY may from time to time reasonably require, including:

            a. Monthly transmittal reports in a form as may be prescribed by GREASE MONKEY, which shall accompany FRANCHISEE's Royalty and Marketing Materials Fee payments, to be submitted to GREASE MONKEY by the 10th day of each month;

            b. Financial statements, including a balance sheet as of the end of the quarter and a profit and loss statement for the quarter, in a form acceptable to GREASE MONKEY, shall be submitted within 45 days after the end of each quarter of FRANCHISEE's fiscal year for each of the preceding three months;

            c. Copies of FRANCHISEE's federal income tax reports, relating to the Franchised Business for the preceding year, shall be submitted to GREASE MONKEY by May 1st of each year; and

            d. Electronic access to certain nonproprietary daily information of FRANCHISEE's GREASE MONKEY Center in accordance with the Software License and Electronic Reporting Agreement.

     12.2. BOOKS AND RECORDS. FRANCHISEE shall maintain all books and records for the Franchised Business in accordance with generally accepted accounting principles, consistently applied, and preserve these records for at least three years after the fiscal year to which they relate.

     12.3. FAILURE TO SUBMIT REPORTS. If FRANCHISEE fails to timely submit the reports and financial statements required in Section 12.1 of this Agreement, then FRANCHISEE agrees that GREASE MONKEY, at its option, has the right to audit the books and records of the Franchised Business, at FRANCHISEE's expense. If such audit discloses an understatement of FRANCHISEE's Gross Receipts of the Franchised Business, FRANCHISEE shall immediately pay all deficiencies which may be due and owing to GREASE MONKEY, including interest at 18% per annum. The failure of FRANCHISEE to timely submit the required reports and financial statements may be considered by GREASE MONKEY to be a material default under this Agreement.

     12.4. AUDIT. FRANCHISEE agrees to allow GREASE MONKEY the right to review, inspect and/or audit the books and records of the Franchised Business at any time during regular business hours, at GREASE MONKEY's expense.
"Books and records" includes but is not limited to, all books and records of the Franchised Business, local, state and federal tax returns and reports, cash register tapes, sales slips and bank statements. In the event that any audit discloses an understatement of FRANCHISEE's Gross Receipts of the Franchised Business, FRANCHISEE shall immediately pay all deficiencies which may be due and owing to GREASE MONKEY, including interest at 18% per annum. In addition, if such audit reflects an underpayment to GREASE MONKEY by five percent or more, FRANCHISEE will bear the entire cost of such audit and all related reasonable expenses and GREASE MONKEY shall be entitled to reaudit the Franchised Business at FRANCHISEE's expense, at any time within one year from the date of the current audit, to determine whether FRANCHISEE has accurately reported the Gross Receipts of the Franchised Business.

                               13.  ASSIGNMENT

     13.1. ASSIGNMENT BY FRANCHISEE. The franchise rights granted herein are personal to FRANCHISEE and, except as stated below, GREASE MONKEY shall not allow or permit any transfer, assignment, subfranchise or conveyance of this Agreement or any interest hereunder. A transfer of ownership in the Franchised Business may only be made in conjunction with a transfer of this Agreement. The failure of FRANCHISEE to abide by the provisions of this
Article 13 may be considered by GREASE MONKEY to be a material default under this Agreement.

     13.2. PRE-CONDITIONS TO FRANCHISEE'S ASSIGNMENT. FRANCHISEE shall not sell, transfer or assign its rights under this Agreement, or any interest in it, or any part or portion of the business entity that owns it, or a substantial portion of the assets used in connection therewith, unless FRANCHISEE and the transferee obtain GREASE MONKEY's prior written consent and comply with the following:

            a.  FRANCHISEE shall pay all amounts due and owing to GREASE MONKEY.

            b. The proposed transferee must be qualified to become a franchisee and shall be evaluated for approval by GREASE MONKEY, based on the same criteria as is currently being used to assess new franchisees of GREASE MONKEY.

            c. The proposed transferee shall execute a written assumption of this Agreement, or at the option of GREASE MONKEY, a franchise agreement and related agreements in a form then currently offered by GREASE MONKEY, the term of which shall end on the expiration date of this Agreement and supersede this Agreement in all respects. If a new franchise agreement is signed, the terms thereof may differ from the terms of this Agreement. The transferee will not be required to pay any additional initial franchise fee.

            d. FRANCHISEE must execute a general release, in a form satisfactory to GREASE MONKEY, of any and all claims against GREASE MONKEY and affiliated companies and their respective officers, directors, employees and agents arising up to the effective date of the transfer.

            e. FRANCHISEE or the proposed transferee shall pay a transfer fee in the amount of $5,000.

            f. FRANCHISEE shall give written notice to GREASE MONKEY of the proposed transfer 30 days prior to the proposed transfer date. The notice shall include disclosure of all material terms and conditions of the proposed transaction and an executed agreement with the proposed transferee, together with such information about the proposed transferee as shall be necessary for GREASE MONKEY to assess the qualifications of the proposed transferee to become a GREASE MONKEY franchisee. Any purchase agreement or other agreement entered into by FRANCHISEE for the sale or transfer of the Franchised Business or other interest in the Franchise shall include in its terms that the sale or transfer is conditional upon and subject to GREASE MONKEY's right of first refusal, described in Section
     13.4 below, and GREASE MONKEY's right to approve the sale or transfer in accordance with this Agreement.

            g. Written evidence shall be submitted from FRANCHISEE's landlord, if applicable, that the landlord will consent to assign the lease or sublease for the GREASE MONKEY Center to the transferee, or other evidence shall be submitted to GREASE MONKEY showing that the transferee will have a right to possession of the Franchised Location.

            h. FRANCHISEE must continue to abide by the restrictive covenants contained in Article 16 below.

     13.3. GREASE MONKEY'S APPROVAL OF TRANSFER. GREASE MONKEY has 30 days from the date of notice from FRANCHISEE to approve or disapprove of FRANCHISEE's proposed transfer or sale. FRANCHISEE acknowledges the proposed transferee shall be evaluated for approval by GREASE MONKEY based on the same criteria as is currently being used to assess new franchisees of GREASE MONKEY and that such proposed transferee shall be provided with such disclosures as may be required by state or federal law. If FRANCHISEE and its proposed transferee comply with all conditions for assignment set forth herein and GREASE MONKEY has not given FRANCHISEE notice of its approval or disapproval within the 30 day period after notice, approval is deemed granted.

     13.4. RIGHT OF FIRST REFUSAL. In the event FRANCHISEE wishes to sell or otherwise transfer its franchise rights, this Agreement, or a substantial portion of the assets of the Franchised Business to a third party, FRANCHISEE hereby grants to GREASE MONKEY a 30 day right of first refusal to purchase such rights or assets proposed to be transferred on the same terms and conditions as are contained in the written agreement signed by FRANCHISEE and the proposed transferee; provided however, the following additional terms and conditions shall apply:

            a. The 30 day period shall run concurrently with the period in which GREASE MONKEY has to approve or disapprove of FRANCHISEE's proposed transfer or sale. The time within which GREASE MONKEY may exercise its right of first refusal shall commence as of the date of the notice provided by FRANCHISEE to GREASE MONKEY containing all information described in
     Section 13.2(f) above and receipt by GREASE MONKEY of the written agreement of transfer signed by FRANCHISEE and the proposed transferee containing all of the terms and conditions of the transfer.

            b. GREASE MONKEY's right of first refusal shall include the right of first refusal to purchase any portion or all of FRANCHISEE's interest in the Franchised Business premises, whether the premises are owned or leased by FRANCHISEE, if such interest is part of the assets proposed to be transferred or sold. The terms and conditions of GREASE MONKEY's right of first refusal may be recorded, if deemed appropriate by GREASE MONKEY, in the real property records. GREASE MONKEY and FRANCHISEE agree to execute such additional documentation as may be necessary in connection with the recording.

            c. GREASE MONKEY's right of first refusal arises with respect to each proposed transfer. Any material change in the terms or conditions of the proposed transfer shall be deemed a separate transfer for which a new 30 day period for the right of first refusal shall be given and new documents shall be submitted to GREASE MONKEY.

            d. If the consideration or the manner of payment offered by a third party is such that GREASE MONKEY may not reasonably be required to furnish the same, then GREASE MONKEY may purchase the interest which is proposed to be sold for the reasonable cash equivalent. If the parties cannot agree within a reasonable time on the cash consideration, an independent appraiser shall be designated by GREASE MONKEY, whose determination will be binding upon the parties. All expenses of the appraiser shall be paid for equally between GREASE MONKEY and FRANCHISEE. In the event that the terms of the proposed transfer include an offer on the part of FRANCHISEE to finance a portion of the purchase price on behalf of the proposed transferee, then the same terms shall be made available to GREASE MONKEY.

            e. The closing between GREASE MONKEY and FRANCHISEE shall occur upon the later of the date of closing set forth in the written agreement of transfer signed by FRANCHISEE and the proposed transferee, or 60 days from the date of GREASE MONKEY's notice of exercise of its right of first refusal.

     13.5. TYPES OF TRANSFERS. FRANCHISEE acknowledges that GREASE MONKEY's right to approve or disapprove of a proposed sale or transfer and GREASE MONKEY's right of first refusal as provided for herein shall apply: (a) if FRANCHISEE is a partnership or other business association, to the proposed addition or deletion of a partner or members of the association or the transfer of any partnership or membership among existing partners or members;
(b) if FRANCHISEE is a corporation, to any proposed issuance of securities or transfer of outstanding securities of a corporate FRANCHISEE, which issuance or transfer would involve 40% or more of the outstanding equity securities of the corporate FRANCHISEE, whether such issuance or transfer occurs in a single transaction or several transactions; and (c) if FRANCHISEE is an individual, to the proposed transfer from such individual or individuals to a corporation controlled by them, in which case, GREASE MONKEY's approval will be conditioned upon: (i) the continuing personal guarantee of the individual (or individuals) for the performance of obligations under the Agreement; (ii) the issuance and/or transfer of shares which would affect the controlling interest in the corporation being conditioned on GREASE MONKEY's prior written approval; (iii) a limitation on the corporation's business activity to that of owning the Franchised Business and related activities; and (iv) other reasonable conditions. With respect to a proposed transfer as described in subsection (c) of this section, GREASE MONKEY's right of first refusal to purchase certain rights being transferred, as set forth above, shall not apply and GREASE MONKEY hereby agrees to waive any transfer fee chargeable to the FRANCHISEE for a transfer under these circumstances.

     13.6. EFFECT OF BREACH OF CERTAIN RESTRICTIONS ON ASSIGNMENT. Under no circumstances will FRANCHISEE be entitled to transfer or make a bulk sale of a material portion of the assets of the Franchised Business separate and apart from this Agreement and the Franchise conferred hereunder. FRANCHISEE acknowledges that if FRANCHISEE violates this provision, it may be difficult to ascertain the damages to GREASE MONKEY. Therefore, if FRANCHISEE sells, assigns or otherwise transfers its ownership in the Franchised Business without a corresponding approved transfer of this Agreement and the Franchise, this Agreement shall automatically terminate without notice or a right to cure and, in addition to all other obligations of FRANCHISEE arising upon termination, FRANCHISEE shall be required to pay to GREASE MONKEY, in cash or certified funds, a sum equal to the average monthly royalties due from FRANCHISEE to GREASE MONKEY over the three years immediately prior to the unauthorized transfer, or such shorter period if the unauthorized transfer occurred prior to the third anniversary of this Agreement, multiplied by the number of full months from the date of the unauthorized transfer until the end of the term of this Agreement, or the "total consideration" received for such transfer, whichever is greater. The "total consideration" shall include all cash, notes and the value in kind of other assets received in the transfer, as well as the value received from the assumption of liability, taxes, contracts, leases and other similar consideration given by the transferee. Such payment shall be due within five business days of the unauthorized transfer. Notwithstanding the foregoing, the restrictive covenants contained in Article 16 shall remain in full force and effect and shall survive the termination of this Agreement.

     13.7. ASSIGNMENT BY GREASE MONKEY. This Agreement is fully assignable by GREASE MONKEY and shall inure to the benefit of any assignee or other legal successor in interest.

     13.8. DEATH OR DISABILITY OF FRANCHISEE. Upon the death or permanent disability of FRANCHISEE (or a guarantor of FRANCHISEE's obligations under this Agreement or an owner of 40% or more of the equity securities of a corporate FRANCHISEE), the executor, administrator, conservator, guardian or other personal representative of such person shall transfer his or her interest in this Agreement or such interest in FRANCHISEE to an approved third party. Such disposition of this Agreement or such interest (including, without limitation, transfer by bequest or inheritance) shall be completed within a reasonable time, not to exceed six months from the date of death or permanent disability, and shall be subject to all the terms and conditions applicable to transfers contained in Article 13 of this Agreement. Failure to transfer the interest in this Agreement or such interest in FRANCHISEE within said period of time shall constitute a breach of this Agreement. For purposes hereof, the term "permanent disability" shall mean a mental or physical disability, impairment or condition that is reasonably expected to prevent or actually does prevent FRANCHISEE, Guarantor or an owner of 40% or more of the equity securities of a corporate FRANCHISEE from supervising the management and operation of the Franchised Business for a period of six months from the onset of such disability, impairment or condition.

                          14.  TERM AND EXPIRATION

     14.1. TERM. The term of this Agreement is for a period of 15 years from the date of the opening of the Franchised Business, unless sooner terminated as provided herein.

     14.2. RIGHTS UPON EXPIRATION. FRANCHISEE shall have the option to renew the Franchise for an additional 15 year term, by acquiring successor franchise rights. FRANCHISEE shall be deemed to have exercised its option to renew unless FRANCHISEE gives GREASE MONKEY written notice of its election not to renew not earlier than 12 months nor later than nine months prior to the expiration of the term. The grant of a successor franchise by GREASE MONKEY is subject to FRANCHISEE fulfilling the following conditions precedent:

            a. FRANCHISEE shall have performed all obligations under this Agreement and shall have not received a written notification of breach of this Agreement more than five times during the term;

            b. FRANCHISEE is not, at the time of renewal, in default or under notification of breach of this Agreement;

            c. FRANCHISEE executes the then current form of franchise agreement being offered to new GREASE MONKEY franchisees within 30 days after the new form of agreement is submitted to FRANCHISEE for execution, which agreement may contain terms materially different than those in this Agreement.
     GREASE MONKEY shall not charge any additional initial franchise fee. As to royalty fees, advertising fees and other fees, FRANCHISEE shall be subject to any changes in such fees or other material provisions of this Agreement; provided, however, when there has been an increase in the royalty fees, GREASE MONKEY may, in its sole discretion, keep the royalty fee in the new franchise agreement the same as the royalty fee set forth herein for the first five years of the term of the new franchise agreement, and then increase the royalty fee to the rate in effect as the date of the new franchise Agreement for the remainder of the term of the new franchise agreement;

            d. FRANCHISEE upgrades and/or remodels the GREASE MONKEY Center and its equipment and systems, at FRANCHISEE's expense, to conform to the then current design and performance specifications, as reasonably determined necessary, in the sole discretion of GREASE MONKEY; and

            e. FRANCHISEE executes a general release, in form satisfactory to GREASE MONKEY, of any and all claims against GREASE MONKEY and its affiliated companies and their respective officers, directors, employees and agents arising out of or relating to this Agreement.

     14.3. REFUSAL TO OFFER SUCCESSOR FRANCHISE. Unless FRANCHISEE has given timely notice to GREASE MONKEY of its election not to acquire successor franchise rights, and if FRANCHISEE has not satisfied one or more of the above conditions precedent to the offer of a successor franchise, GREASE MONKEY shall give FRANCHISEE written notice of GREASE MONKEY's refusal to offer successor franchise rights not later than 180 days prior to the expiration of the term (unless such refusal is based upon FRANCHISEE's failure to execute a new franchise agreement) and such notice will set forth the reasons for such refusal to offer successor franchise rights. In such event, this Agreement will expire at the end of the 15-year term and FRANCHISEE will be required to comply with the post-termination obligations set forth in Section 15.5 below.

                             15.  DEFAULT AND TERMINATION

     15.1. TERMINATION BY GREASE MONKEY - EFFECTIVE UPON NOTICE. GREASE MONKEY shall have the right to terminate this Agreement, effective immediately upon written notice to FRANCHISEE under the following circumstances to the extent allowed by applicable law or regulation: (a) FRANCHISEE files a voluntary petition in bankruptcy or is adjudicated bankrupt as a result of an involuntary petition in bankruptcy being filed against it. (This provision may not be enforceable under federal bankruptcy law, 11 U.S.C. Sections 101 ET SEQ.); (b) a receiver is appointed for the Franchised Business, FRANCHISEE makes a general assignment for the benefit of creditors, or procedures for reorganization or rearrangement of its business entity are instituted by, for or against FRANCHISEE; (c) FRANCHISEE is convicted of a crime or offense that is reasonably likely, in the sole opinion of GREASE MONKEY, to materially and unfavorably affect the GREASE MONKEY franchise system or Marks or goodwill thereof; (d) FRANCHISEE receives a third notice of default from GREASE MONKEY within a six month period or a fourth notice of default within a twelve month period, regardless of whether the previous defaults were cured by FRANCHISEE, if allowable under applicable state law or regulation; (e) FRANCHISEE makes an unauthorized assignment of the Franchise Agreement or interest in the Franchised Business or entity owning the Franchise; or (f) FRANCHISEE materially misstates the amount of Gross Receipts upon which it bases its Royalty payments.

     15.2. TERMINATION BY GREASE MONKEY - FIFTEEN DAYS NOTICE. GREASE MONKEY shall have the right to terminate this Agreement upon 15 days prior written notice, such notice to contain a right to cure the default within such 15 day period, if FRANCHISEE: (a) defaults in prompt and full payment of Royalties, advertising fees or any other indebtedness due to GREASE MONKEY and the default continues for a 10 day period after the date such indebtedness is due; or (b) closes the Franchised Business for a period in excess of seven consecutive days, which acts shall be deemed an abandonment of the Franchised Business, unless the abandonment is reasonably unavoidable due to war conditions, government regulations, strikes or any other conditions which are beyond its reasonable control.

     15.3. TERMINATION BY GREASE MONKEY - THIRTY DAYS NOTICE. GREASE MONKEY shall have the right to terminate this Agreement, upon 30 days prior written notice to FRANCHISEE, if FRANCHISEE breaches any other provision of this Agreement. Under circumstances where the breach is of a nature that may be cured through the actions of FRANCHISEE, GREASE MONKEY shall permit FRANCHISEE the same 30 day period to cure any such breach or default. If the breach or default has not been cured within such 30 day period, this Agreement will terminate without further notice to FRANCHISEE upon expiration of the 30 day period. Notwithstanding the foregoing, if the breach is curable, but is of a nature which cannot reasonably be cured within such 30 day period and FRANCHISEE has commenced and is continuing to make good faith efforts to cure the breach during such 30 day period, then FRANCHISEE shall be given an additional reasonable period of time to cure the same and the Agreement shall not terminate.

     15.4. CROSS DEFAULT. Any default or breach by FRANCHISEE of any other agreement with GREASE MONKEY, the parent of GREASE MONKEY, GREASE MONKEY HOLDING CORPORATION, or any of its subsidiaries may, at the option of GREASE MONKEY, constitute a breach or default under this Agreement.

     15.5. RIGHTS AND OBLIGATIONS UPON TERMINATION OR EXPIRATION. Upon termination or expiration of this Agreement, FRANCHISEE shall:

            a. Pay Royalties, Marketing Materials Fees and other charges owed to GREASE MONKEY within 10 days of the effective date of termination or expiration;

            b. Not hold itself out as a current or former GREASE MONKEY franchisee and cease use of the Marks, processes, materials, methods or promotional materials provided by GREASE MONKEY and take all necessary steps to disassociate itself from GREASE MONKEY, including without limitation, the removal of signs, destroying letterhead, advertising materials, invoices or other items containing the Marks;

            c. Deliver to GREASE MONKEY the Operations Manual and all other information and materials proprietary to GREASE MONKEY;

            d. Relinquish all interest of any kind in the Franchise and, in the event GREASE MONKEY does not exercise its right to acquire FRANCHISEE's interest in the Franchised Business and the Franchised Location, including FRANCHISEE's leasehold or fee simple interest in any real estate, immediately take steps to deidentify the Franchised Location so as to distinguish it from a GREASE MONKEY Center, including removal of signage, alteration of distinctive coloring, interior and exterior design and modification of other aspects of the premises closely identified with the GREASE MONKEY name and Marks;

            e. Promptly take such action as may be required to cancel all assumed or trade names or equivalent registrations relating to the use of the GREASE MONKEY name;

            f. Notify the telephone company and all telephone directory publishers of the termination or expiration of FRANCHISEE's right to use any telephone number and any regular, classified or other telephone directory listings associated with any Mark and to authorize transfer thereof to GREASE MONKEY or its designee. FRANCHISEE acknowledges that, as between FRANCHISEE and GREASE MONKEY, GREASE MONKEY has the sole rights to and interest in all telephone, telecopy or facsimile machine numbers and directory listings associated with any Mark. FRANCHISEE authorizes GREASE MONKEY, and hereby appoints GREASE MONKEY and any of its officers as FRANCHISEE's attorney-in-fact, to direct the telephone company and all telephone directory publishers to transfer any telephone, telecopy or facsimile machine numbers and directory listings relating to the Franchised Business to GREASE MONKEY or its designee, should FRANCHISEE fail or refuse to do so, and the telephone company and all telephone directory publishers may accept such direction or this Agreement as conclusive evidence of GREASE MONKEY's exclusive rights in such telephone numbers and directory listings and GREASE MONKEY's authority to direct their transfer;

            g. Comply with all applicable provisions of the Software License and Electronic Reporting Agreement;

            h. Comply with all applicable provisions of the Conditional Assignment of Lease or Option Agreement; and

            i. Abide by the covenants not to compete and confidentiality provisions set forth in Article 16 of this Agreement.

     15.6.  RIGHT TO REPURCHASE.

            a. Within 60 days after the termination or expiration of this Agreement by FRANCHISEE or by GREASE MONKEY, GREASE MONKEY shall have the right to exercise its option to purchase the Franchised Business, which may include, at GREASE MONKEY's option, all of FRANCHISEE's interest, if any, in and to the real estate upon which the Franchised Business is located, and all buildings and other improvements thereto, including leasehold interests (to the extent not already assigned to GREASE MONKEY pursuant to a Conditional Assignment of Lease or Option Agreement), at fair market value, less any amount apportioned to the goodwill of the Franchised Business which is attributable to GREASE MONKEY's Marks and Licensed Methods, and less any amounts owed to GREASE MONKEY by FRANCHISEE. For purposes of this Section 15.6, goodwill shall be deemed to be the difference between the fair market value of the Franchised Business and the value of the tangible assets of the Franchised Business as set forth in FRANCHISEE'S most recent financial records then available.

            b. GREASE MONKEY's option hereunder shall be exercisable by providing FRANCHISEE with written notice of its intention to exercise the option given to FRANCHISEE no later than 60 days after the effective date of termination or the expiration of the term of this Agreement. For purposes of this Section 15.6, the effective date of termination of this Agreement shall be that date GREASE MONKEY notifies FRANCHISEE in writing in accordance with Section 21.6 of this Agreement, that this Agreement shall be terminated and the effective date of the expiration of this Agreement shall be the date determined in accordance with Section 14.1 of this Agreement.

            c. In the event that GREASE MONKEY and FRANCHISEE cannot agree to a fair market value of the Franchised Business and/or real estate or leasehold interest thereunder, then the fair market value shall be determined by an independent third party appraisal. GREASE MONKEY and FRANCHISEE shall each select one independent, qualified appraiser, and the two so selected shall select a third appraiser, all three to determine the fair market value of the Franchised Business and/or real estate or leasehold interest therein. The purchase price shall be the median of the fair market values as determined by the three appraisers. The expenses of the appraisers shall be paid for equally between GREASE MONKEY and FRANCHISEE.

            d. GREASE MONKEY and FRANCHISEE agree that the terms and conditions of this right and option to purchase may be recorded, if deemed appropriate by GREASE MONKEY, in the real property records and GREASE MONKEY and FRANCHISEE further agree to execute such additional documentation as may be necessary and appropriate to effectuate such recording.

            e. The closing for GREASE MONKEY's purchase of the Franchised Business will take place within 60 days after determination of the purchase price. GREASE MONKEY will pay the purchase price in full at the closing, or, at its option, in five equal consecutive monthly installments with interest at a rate of 10% per annum. FRANCHISEE must sign all documents of assignment and transfer as are reasonably necessary for purchase of the Franchised Business by GREASE MONKEY.

            f. Notwithstanding the foregoing, in the event that GREASE MONKEY does not exercise GREASE MONKEY's right to repurchase FRANCHISEE's Franchised Business as set forth above, for a period of one year following the termination or expiration of this Agreement should any third party offer or agree to purchase any or all of the physical assets of FRANCHISEE's Franchised Business, then FRANCHISEE hereby grants to GREASE MONKEY a 30 day right of first refusal to purchase such rights or assets proposed to be transferred on the same terms and conditions as are contained in the written agreement signed by FRANCHISEE and the proposed transferee; provided however, the following additional terms and conditions shall apply:

                i. The time within which GREASE MONKEY may exercise its right of first refusal shall commence as of the date GREASE MONKEY receives the notice provided by FRANCHISEE to GREASE MONKEY of the right of first refusal and a copy of the written agreement signed by the FRANCHISEE and the proposed transferee containing all of the terms and conditions of the transfer.

                ii. GREASE MONKEY's right of first refusal shall include the right of first refusal to purchase any portion or all of FRANCHISEE's interest in the Franchised Business premises, whether the premises are owned or leased by

            FRANCHISEE, if such interest is part of the assets proposed to be transferred or sold. The terms and conditions of GREASE MONKEY's right of first refusal may be recorded, if deemed appropriate by GREASE MONKEY, in the real property records. GREASE MONKEY and FRANCHISEE agree to execute such additional documentation as may be necessary in connection with the recording.

                iii. GREASE MONKEY's right of first refusal arises with respect to each proposed transfer. Any material change in the terms or conditions of the proposed transfer shall be deemed a separate transfer for which a new 30 day period for the right of first refusal shall be given and new documents shall be submitted to GREASE MONKEY.

                iv. If the consideration or the manner of payment offered by a third party is such that GREASE MONKEY may not reasonably be required to furnish the same, then GREASE MONKEY may purchase the interest which is proposed to be sold for the reasonable cash equivalent. If the parties cannot agree within a reasonable time on the cash consideration, an independent appraiser shall be designated by GREASE MONKEY, whose determination will be binding upon the parties. All expenses of the appraiser shall be paid for equally between GREASE MONKEY and FRANCHISEE. In the event that the terms of the proposed transfer include an offer on the part of FRANCHISEE to finance a portion of the purchase price on behalf of the proposed transferee, then the same terms shall be made available to GREASE MONKEY.

                v. The closing between GREASE MONKEY and FRANCHISEE shall occur upon the later of the date of closing set forth in the written agreement of transfer signed by FRANCHISEE and the proposed transferee or 60 days from the date of GREASE MONKEY's notice of exercise of its right of first refusal.

Following the expiration of the one year period following the termination or expiration of this Agreement, FRANCHISEE will be free to keep or to sell to any third party, all of the physical assets of its Franchised Business; provided, however, that all appearances of the Marks are first removed in a manner approved in writing by GREASE MONKEY. GREASE MONKEY will only be obligated to repurchase any assets of the Franchised Business in the event and to the extent it is required by applicable state or federal law.

     15.7. CONTINUING OBLIGATIONS. The foregoing rights of GREASE MONKEY upon termination for any reason shall not be exclusive, but shall be in addition to and not in lieu of any other rights available to GREASE MONKEY under the terms hereof or at law or in equity. Termination of this Agreement under any circumstances shall not abrogate, impair, release, or extinguish the debt, obligation or liability of FRANCHISEE which may have accrued hereunder, including without limitation, any debt, obligation or liability which was the cause of termination.

All covenants and agreements of FRANCHISEE which by their terms or by reasonable implication are to be performed, in whole or in part, after the termination of this Agreement, including without limitation, FRANCHISEE's obligations of nondisclosure and confidentiality, shall survive any termination of this Agreement.

     15.8. GOVERNING STATE LAW. If any mandatory provisions of governing state law prohibit termination of this Agreement or limit GREASE MONKEY's rights to terminate to some other basis or term than are herein provided, or require renewal hereof, or require repurchase, then such mandatory provisions of state law shall be deemed incorporated in this Agreement by reference and shall prevail over any inconsistent terms in this Agreement.

                              16.  RESTRICTIVE COVENANTS

     16.1. NONCOMPETITION DURING TERM. FRANCHISEE acknowledges that, in addition to the license of the Marks hereunder, GREASE MONKEY has also licensed commercially valuable information which comprises and is a part of the Licensed Methods, including without limitation, operations, marketing, advertising and related information and materials and that the value of this information derives not only from the time, effort and money which went into its compilation, but from the usage of the same by all franchisees of GREASE MONKEY using the Marks and Licensed Methods. FRANCHISEE therefore agrees that other than the GREASE MONKEY Center licensed herein, and any other GREASE MONKEY Centers licensed under other franchise agreements with GREASE MONKEY, neither FRANCHISEE nor any of FRANCHISEE's officers, directors and owners of five percent or more of the equity securities of a corporate franchisee, nor any member of his or their immediate families, shall during the term of this Agreement:

            a. Have any direct or indirect controlling interest as a disclosed or beneficial owner in a Competitive Business; or

            b. Perform services as a director, officer, manager, employee, consultant, representative, agent or otherwise for a Competitive Business; or

            c.  Owns any assets used to operate a Competitive Business; or

            d. Receives any portion of the sales proceeds or net income or any other benefit from a Competitive Business.

     The term "Competitive Business" as used in this Agreement shall mean any business providing, or granting franchises or licenses to others to operate a business providing, automotive lubrication services. For purposes of this Agreement, a "business providing automotive lubrication services" shall be deemed to mean any business where 40% or more of the gross sales revenue is derived from automotive lubrication, oil changes, radiator flush and fill, and transmission and fluid replacement services. Notwithstanding the foregoing, FRANCHISEE shall not be prohibited from owning securities in a Competitive Business if such securities are listed on a stock exchange or traded on the over-the-counter market and represent five percent or less of that class of securities issued and outstanding.

     16.2. POST-TERMINATION COVENANT NOT TO COMPETE. FRANCHISEE acknowledges that, pursuant to the franchise relationship established in this Agreement, FRANCHISEE has acquired from GREASE MONKEY confidential information regarding GREASE MONKEY's Marks and Licensed Methods and that, in the event this Agreement is terminated, FRANCHISEE could injure GREASE MONKEY, not only because it is no longer a FRANCHISEE but, in addition, because FRANCHISEE would be able to take those customers it has acquired over a period of time in the event FRANCHISEE were to start another fast service automotive lubrication operation. FRANCHISEE, therefore, agrees that in the event this Franchise is ever terminated, expires or FRANCHISEE otherwise relinquishes all rights to the Franchise through assignment or otherwise, for whatever reason, neither FRANCHISEE nor its officers, directors and owners of five percent or more of the equity securities of a corporate franchisee, for a period of three years, commencing on the date of termination or expiration as determined in accordance with Section 15.6(c) or
16.7 of this Agreement, or the date on which FRANCHISEE ceases to conduct business, whichever is later, unless authorized under another franchise agreement with GREASE MONKEY, shall (a) have any direct or indirect interest (through a member of any immediate family of FRANCHISEE, its officers, directors and owners of five percent or more of the stock of a corporate franchisee or otherwise) as a disclosed or beneficial owner, investor, partner, director, officer, employee, consultant, representative or agent in, or (b) in any other capacity (i) engage in, (ii) own any assets used in, or (iii) receive any portion of the sales proceeds or net income or any other benefit from, a Competitive Business within a radius of 25 miles of the location of FRANCHISEE's former Franchised Business. This covenant not to compete is intended to be a reasonable restriction on FRANCHISEE. For purposes of interpreting this covenant not to compete, every month of time and mile of distance shall be considered severable. In the event a court of competent jurisdiction interprets either the spatial or temporal limitations of this Agreement to be overly broad, then the court shall adjust the offending limitation, either by months of time or miles of distance, so as to fashion a reasonably enforceable covenant.

     16.3. NO INTERFERENCE WITH BUSINESS. During the term of this Agreement and for three years thereafter, FRANCHISEE and its officers, directors and owners of five percent or more of the equity securities of a corporate franchisee, and his or their immediate families, shall not divert or attempt to divert any business related to, or any customer or prospective customer of the GREASE MONKEY Center, by direct inducement or otherwise, or diverting or attempting to divert the employment of any employee of GREASE MONKEY or another franchisee licensed by GREASE MONKEY to use the Marks, to any Competitive Business by any direct inducement or otherwise.

     16.4. CONFIDENTIALITY OF PROPRIETARY INFORMATION. FRANCHISEE acknowledges that after execution of this Agreement, FRANCHISEE will have access to confidential information and trade secrets which are proprietary to GREASE MONKEY. FRANCHISEE acknowledges that the unauthorized use of such information or the disclosure of such information, or any part thereof, to unauthorized third parties will be injurious to GREASE MONKEY. FRANCHISEE covenants and agrees that it shall not make unauthorized use of, or disclose to any unauthorized third party, the systems, techniques, operating procedures, marketing systems or other trade secrets or confidential information relating to the establishment and operation of a GREASE MONKEY franchise.

     16.5. INJUNCTIVE RELIEF. FRANCHISEE irrevocably grants GREASE MONKEY, in addition to other legal remedies available, the right to apply for an injunction, without bond, to enforce the covenants herein and FRANCHISEE's sole remedy in the event of the entry of such injunctive relief shall be the dissolution of such injunctive relief, if warranted, upon hearing duly held (all claims for damages by reason of the wrongful issuance of such injunction being expressly waived hereby). Any such action shall be brought as provided in
Section 20.3 below.

     16.6. CONFIDENTIALITY AGREEMENTS. GREASE MONKEY reserves the right to require that FRANCHISEE have its officers, directors, owners of five percent or more of the equity securities of a corporate FRANCHISEE, or members of FRANCHISEE's immediate family execute a nondisclosure and noncompetition agreement containing the provisions set forth in this Article 16, and further, FRANCHISEE shall notify GREASE MONKEY of the identity of each and every above-described person and provide GREASE MONKEY with an originally executed copy of each such nondisclosure and noncompetition agreement.

     16.7.  BEGINNING OF THREE YEAR PERIOD.  If FRANCHISEE commits a breach of
Section 16.2 or Section 16.3 above, the three year period shall start on the date FRANCHISEE is enjoined from competing or interfering, or stops competing or interfering with the business of GREASE MONKEY, whichever is later.

     16.8. LIQUIDATED DAMAGES. FRANCHISEE acknowledges and agrees that if there is any act in violation of Sections 16.1, 16.2, 16.3 or 16.4, it will be impossible to determine with specificity the damage to GREASE MONKEY. Therefore, for purposes of this Agreement, as liquidated damages and not as a penalty, within 30 days of any act in violation of Section 16.1, 16.2, 16.3 or 16.4, FRANCHISEE shall pay to GREASE MONKEY the sum of $20,000 plus five
                                      29
percent of the average of FRANCHISEE's monthly Gross Receipts over the three years immediately prior to the violation, or such shorter period if the violation occurred prior to the third anniversary of this Agreement, multiplied by the number of full months from the date of the violation until the end of the term of this Agreement.

                                    17.  INSURANCE

     17.1. INSURANCE COVERAGE. FRANCHISEE agrees to procure and maintain during the term of this Agreement, with an insurer or insurers reasonably acceptable to GREASE MONKEY, a policy or policies of the following insurance:
(a) comprehensive and general liability insurance with a limit of not less than $1,000,000 for injury to one person; (b) replacement cost property insurance in an amount equal to at least 80% of the highest coverage permitted by law or the replacement cost of the building and contents comprising the GREASE MONKEY Center as provided in a lease; (c) garage-keepers liability insurance for damage to vehicles that are in the Franchisee's care, custody and control with a limit of not less than $30,000 for the GREASE MONKEY Center; and (d) unemployment and workmen's compensation insurance with a broad form all-states endorsement coverage sufficient to meet the requirements of applicable state law. All policies of insurance shall contain a 10 day advance written notice of cancellation requirement and shall designate GREASE MONKEY as an additional named insured.

     17.2. PROOF OF INSURANCE. FRANCHISEE will provide proof of insurance to GREASE MONKEY prior to commencement of operations at its Franchised Business. This proof will show that the insurer has been authorized to inform GREASE MONKEY in the event any policies lapse or are cancelled. GREASE MONKEY has the right to change the minimum amount of insurance FRANCHISEE is required to maintain by giving FRANCHISEE prior reasonable notice. Noncompliance with the insurance provisions set forth herein shall be deemed a material breach of this Agreement; in the event of any lapse in insurance coverage, in addition to all other remedies, GREASE MONKEY shall have the right to demand that FRANCHISEE cease operations of the Franchised Business until coverage is reinstated, or, in the alternative, pay any delinquencies in premium payments and charge the same back to FRANCHISEE.

                     18.  OPTION TO PURCHASE ADDITIONAL FRANCHISE

     18.1.  OPTION TO PURCHASE.

            a. During the term of this Agreement, FRANCHISEE may purchase an additional franchised location for a discounted initial franchise fee equal to 60% of the then current initial franchise fee; provided however, that such discount is available only if FRANCHISEE is in compliance with this Agreement and FRANCHISEE maintains a majority interest in the additional franchise. Except for the discounted initial franchise fee, the additional franchise will be subject to all of the terms and conditions which are contained in the franchise agreement in effect at the time of the sale. In addition, FRANCHISEE will be required to meet the then current franchisee qualification standards of GREASE MONKEY, including without limitation, financial requirements.

            b. For each additional GREASE MONKEY franchise purchased, a separate franchise agreement shall be executed. Payment of 50% of the discounted initial franchise fee is due and payable to GREASE MONKEY upon the execution of the franchise agreement. The remaining amount due for the discounted initial franchise fee is due upon the earlier of GREASE MONKEY's approval of the site for the GREASE MONKEY Center to be established under the franchise agreement or 180 days after execution of the franchise agreement. Each portion of the initial franchise fee is nonrefundable when received in all circumstances.

            c. Notwithstanding the foregoing, the grant of the additional franchise shall be conditional upon and subject to GREASE MONKEY's ability to comply with all applicable laws and regulations regarding the sale of the franchise. GREASE MONKEY shall use reasonable efforts to enable FRANCHISEE to exercise its options granted hereunder; however, GREASE MONKEY makes no guarantee that such a franchise can be granted at the time that FRANCHISEE desires to exercise this option.

                              19.  BUSINESS RELATIONSHIP

     19.1. INDEPENDENT BUSINESSPERSONS. During the term of this Agreement, FRANCHISEE shall be an independent contractor and shall in no way be considered as an agent, servant or employee of GREASE MONKEY. It is understood and agreed that no agency, partnership or fiduciary relationship is created by this Agreement. As such, FRANCHISEE has no authority of any nature whatsoever to bind GREASE MONKEY or incur any liability for or on behalf of GREASE MONKEY or to represent itself as anything other than an independent contractor. FRANCHISEE agrees to exercise full and complete control over and have full responsibility for any and all labor relations, including the hiring, firing, disciplining, compensation and work schedule of their employees.

     19.2. PAYMENT OF THIRD PARTY OBLIGATIONS. GREASE MONKEY shall have no liability for FRANCHISEE's obligations to pay any third parties, including without limitation, any sales, use, service, occupation, excise, gross receipts, income, property or other tax levied upon FRANCHISEE, FRANCHISEE's GREASE MONKEY Center, FRANCHISEE's property or upon GREASE MONKEY in connection with the sales made or business conducted by FRANCHISEE (except any taxes GREASE MONKEY is required by law to collect from FRANCHISEE with respect to purchases from GREASE MONKEY).

     19.3. INDEMNIFICATION. FRANCHISEE agrees to indemnify, defend and hold harmless GREASE MONKEY, its subsidiaries and affiliates, and their shareholders, directors, officers, employees, agents, successors and assignees, (the "Indemnified Parties") against, and to reimburse them for all claims, obligations and damages described in this Section 19.3, any and all third party obligations described in Section 19.2 and any and all claims and liabilities directly or indirectly arising out of the operation of the GREASE MONKEY Center, or the relationship of the parties under this Agreement, or arising out of the use of the Marks and Licensed Methods in any manner not in accordance with this Agreement.
For purposes of this indemnification, claims shall mean and include all obligations, actual and consequential damages and costs reasonably incurred in the defense of any claim against the Indemnified Parties, including, without limitation, reasonable accountants', attorneys' and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses. GREASE MONKEY shall have the right to defend any such claim against it. This indemnity shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

                                   20.  ARBITRATION

     20.1. ARBITRATION. Except for controversies, disputes or claims related to or based on the Marks or any lease of real estate, all controversies, disputes or claims between GREASE MONKEY, its subsidiaries and affiliated companies and their shareholders, officers, directors, agents, employees and attorneys (in their representative capacity) and FRANCHISEE (and its owners and guarantors, if applicable) arising out of or related to: (1) this Agreement or any other agreement between the parties or any provision of such agreements; (2) the relationship of the parties hereto; (3) the validity of this Agreement or any other agreement between the parties or any provision of such agreements; or
(4) any system standard shall be submitted for arbitration to the Denver, Colorado Office of the American Arbitration Association on demand of either party. Such arbitration proceedings shall be conducted in Denver, Colorado and shall be heard by one arbitrator in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association.

     The arbitrator shall have the right to award or include in the award any relief which he deems proper in the circumstances, including, without limitation, money damages (with interest on unpaid amounts from the date due), specific performance, and attorneys' fees and costs, in accordance with
Section 21.7 of this Agreement, provided that the arbitrator shall not award exemplary or punitive damages. The award and decision of the arbitrator shall be conclusive and binding upon all parties hereto and judgment upon the award may be entered in any court of competent jurisdiction. Each party waives any right to contest the validity or enforceability of such award.
The parties agree to be bound by the provisions of any applicable limitation on the period of time by which claims must be brought under applicable law or this Agreement, whichever is less. The parties further agree that, in connection with any such arbitration proceeding, each shall file any compulsory counterclaim (as defined by Rule 13 of the Federal Rules of Civil Procedure) within 30 days after the date of the filing of the claim to which it relates. This provision shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

     GREASE MONKEY and FRANCHISEE agree that arbitration shall be conducted on an individual, not a class wide, basis and that an arbitration proceeding between GREASE MONKEY and FRANCHISEE shall not be consolidated with any other arbitration proceeding involving GREASE MONKEY and any other person, corporation or partnership.

     20.2. INJUNCTIVE RELIEF. Notwithstanding anything to the contrary contained in Section 20.1 of this Agreement, GREASE MONKEY and FRANCHISEE shall each have the right in a proper case to obtain temporary or preliminary injunctive relief from a court of competent jurisdiction. FRANCHISEE agrees that GREASE MONKEY may have such temporary or preliminary injunctive relief, without bond, but upon due notice, and FRANCHISEE's sole remedy in the event of the entry of such injunctive relief shall be the dissolution of such injunctive relief, if warranted, upon hearing duly held (all claims for damages by reason of the wrongful issuance of such injunction being expressly waived hereby). Any such action shall be brought as provided in Section 20.3 below.

     20.3. GOVERNING LAW/CONSENT TO JURISDICTION/WAIVER OF JURY TRIAL. Except to the extent governed by the United States Trademark Act of 1946 (Lanham Act, 15 U.S.C. Sections 1051 ET SEQ.) or other federal law, this Agreement shall be interpreted under the laws of the state of Colorado and any dispute between the parties shall be governed by and determined in accordance with the substantive laws of the state of Colorado, which laws shall prevail in the event of any conflict of law. FRANCHISEE and GREASE MONKEY have negotiated regarding a forum in which to resolve any disputes which may arise between them and have agreed to select a forum in order to promote stability in their relationship. Therefore, if a claim is asserted in any legal proceeding involving FRANCHISEE, its employees, officers or directors (collectively, "FRANCHISEE Affiliates") and GREASE MONKEY its employees, officers, or directors (collectively, "GREASE MONKEY Affiliates") both parties agree that the exclusive venue for disputes between them shall be in the state and federal courts of Colorado and each waive any objection either may have to the personal jurisdiction of or venue in the state and federal courts of Colorado. GREASE MONKEY, the GREASE MONKEY Affiliates, FRANCHISEE and the FRANCHISEE Affiliates each waive their rights to a trial by jury.

                            21.  MISCELLANEOUS PROVISIONS

     21.1. ENTIRE AGREEMENT. This Agreement (which includes the attachments and exhibits expressly incorporated herein) contains the entire agreement between the parties and supersedes any and all prior agreements concerning the subject matter hereof. FRANCHISEE agrees and understands that GREASE MONKEY will not be liable or obligated for any oral representations or commitments made prior to the execution hereof or for claims of negligent or fraudulent misrepresentation based on any such oral representations or commitments and that no modifications of this Agreement will be effective except those in writing and signed by both parties. GREASE MONKEY does not authorize and will not be bound by any representation of any nature other than those expressed in this Agreement. FRANCHISEE further acknowledges and agrees that no representations have been made to it by GREASE MONKEY regarding projected sales volumes, market potential, revenues, profits of the FRANCHISEE's Franchised Business, or operational assistance other than as stated in this Agreement or in any franchise offering circular or advertising or promotional materials provided by GREASE MONKEY in connection herewith.

     21.2. EFFECTIVE DATE. This Agreement shall not be effective until accepted by GREASE MONKEY as evidenced by dating and signing by an officer of GREASE MONKEY.

     21.3. REVIEW OF AGREEMENT. FRANCHISEE acknowledges that it had a copy of this Agreement in its possession for a period of time not less than 10 full business days, during which FRANCHISEE has had the opportunity to submit same for professional review and advice of FRANCHISEE's choosing prior to freely executing this Agreement.

     21.4. INVALIDITY. If any provision of this Agreement is held invalid by any tribunal in a final decision from which no appeal is or can be taken, such provision shall be deemed modified to eliminate the invalid element and, as so modified, such provision shall be deemed a part of this Agreement as though originally included. The remaining provisions of this Agreement shall not be affected by such modification.

     21.5. WAIVER. No waiver of any condition or covenant contained in this Agreement or failure to exercise a right or remedy by GREASE MONKEY or the FRANCHISEE shall be considered to imply or constitute a further waiver by GREASE MONKEY or FRANCHISEE of the same or any other condition, covenant, right or remedy.

     21.6. NOTICE. All notices or demands required hereunder shall be made in writing and shall be deemed to be fully given when deposited in the U.S. certified mail, postage prepaid, return receipt requested or when sent Federal Express or similar overnight courier to Grease Monkey International, Inc., 216 16th Street, Suite 1100, Denver, Colorado 80202-5125, or to its then current address, and to FRANCHISEE to the address given in this Agreement. Mailing any notice hereunder sent by U.S. certified mail, postage prepaid or when sent Federal Express or similar overnight courier shall be presumptive evidence of delivery of the notice. Either party may change its address hereunder by notice to the other party, sent by U.S. certified mail postage prepaid, return receipt requested or when sent Federal Express or similar overnight courier.

     21.7. COST OF ENFORCEMENT. In the event of any default on the part of either party to this Agreement, in addition to all other remedies, the party in default will pay the aggrieved party all amounts due and all damages, costs and expenses, including reasonable attorneys' fees, incurred by the aggrieved party in any legal action or proceeding as a result of such default, plus interest at the highest rate allowable by law, accruing from the date of such default.

     21.8. MODIFICATION. GREASE MONKEY and/or FRANCHISEE may modify this Agreement only upon execution of a written agreement between the parties. FRANCHISEE acknowledges that GREASE MONKEY may modify its standards and specifications set forth in the Operations Manual unilaterally under any conditions and to the extent in which GREASE MONKEY, in its sole discretion, deems necessary to protect, promote, or improve the Marks and the quality of the Licensed Methods, but under no circumstances will such modifications be made without good cause therefor. FRANCHISEE agrees to accept and utilize any such changes or modifications which are reasonably requested as if they were a part of this Agreement.

     21.9. INJUNCTIVE RELIEF. Nothing herein shall prevent GREASE MONKEY or FRANCHISEE from seeking injunctive relief to prevent irreparable harm in addition to all other remedies.

     21.10. PROHIBITION AGAINST NONPAYMENT. FRANCHISEE agrees to consult with GREASE MONKEY with respect to any alleged nonperformance of GREASE MONKEY and FRANCHISEE will not, on the grounds of any alleged nonperformance by GREASE MONKEY of its obligations hereunder, withhold payment of any Royalties, Marketing Materials Fees, rents or other payment or fee payable by FRANCHISEE pursuant to the terms of this Agreement or any related document.

     21.11. ACKNOWLEDGEMENT. BEFORE SIGNING THIS AGREEMENT, FRANCHISEE SHOULD READ IT CAREFULLY WITH THE ASSISTANCE OF LEGAL COUNSEL. FRANCHISEE ACKNOWLEDGES
THAT:

     A. THE SUCCESS OF THE BUSINESS VENTURE CONTEMPLATED HEREIN INVOLVES SUBSTANTIAL RISKS AND DEPENDS UPON FRANCHISEE'S ABILITY AS AN INDEPENDENT BUSINESSPERSON AND ITS ACTIVE PARTICIPATION IN THE DAILY AFFAIRS OF THE BUSINESS, AND

     B. NO ASSURANCE OR WARRANTY, EXPRESSED OR IMPLIED, HAS BEEN GIVEN AS TO THE POTENTIAL SUCCESS OF SUCH BUSINESS VENTURE OR THE EARNINGS LIKELY TO BE ACHIEVED, AND

     C. NO STATEMENT, REPRESENTATION OR OTHER ACT, EVENT OR COMMUNICATION, EXCEPT AS SET FORTH IN THIS DOCUMENT, AND IN ANY OFFERING CIRCULAR SUPPLIED TO FRANCHISEE IS BINDING ON GREASE MONKEY IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto set their hands and seals the day and year as set forth above.

                                   FRANCHISOR:

                                   GREASE MONKEY INTERNATIONAL, INC.

ATTEST:                            By:
                                       ---------------------------------------

                                   Title:
--------------------------------

                                   FRANCHISEE:

                                   -------------------------------------------

ATTEST:                            By:
                                       ---------------------------------------

                                   Title:
--------------------------------

                                                                   EXHIBIT I TO
                                                            FRANCHISE AGREEMENT



                              ADDENDUM TO GREASE MONKEY
                      FRANCHISE AGREEMENT - LOCATION ACCEPTANCE



     1. The Franchised Location set forth in Section 2.1 of the Agreement shall be:

------------------------------------------------------------------------------

------------------------------------------------------------------------------


     2. [If applicable] The designated area set forth in Section 3.1 shall be:

------------------------------------------------------------------------------

------------------------------------------------------------------------------


     3.     The business address for any notices mailed pursuant to
Section 21.6 of the Agreement shall be as follows:


------------------------------------------------------------------------------

------------------------------------------------------------------------------


     4. By execution hereof, GREASE MONKEY hereby accepts the above-stated Franchised Location and the Franchisee acknowledges and warrants that (1) GREASE MONKEY's acceptance of the Franchised Location does not constitute a guarantee, recommendation or endorsement of the Franchised Location and the success of the GREASE MONKEY Service Center to be operated at such Franchised Location is dependent upon the Franchisee's abilities as an independent business person; and (2) that GREASE MONKEY has complied with its obligations under the Agreement and, if applicable, the Site Selection and Commitment Agreement, to assist the Franchisee by provision of criteria for the Franchised

Location and an on-site inspection and determination of fulfillment of the requisite criteria for the Franchised Location.

     Fully executed this ______ day of __________________ , 19____.

                              GREASE MONKEY INTERNATIONAL, INC.


                              By:
                                   ---------------------------------
                              Title:

                              FRANCHISEE:

                              --------------------------------------


                              By:
                                   ---------------------------------
                              Title:

                                                                     EXHIBIT II
                                                         TO FRANCHISE AGREEMENT

                                STATEMENT OF OWNERSHIP

Franchisee: ______________________________

Trade name (if different from above): _________________________________________

_______________________________________________________________________________

                                  Form of Ownership
                                     (Check One)

____ Individual  ____ Partnership  ____ Corporation  ____ Limited Liability
Company

     If a Partnership, provide name and address of each partner showing percentage owned, whether active in management, and indicate the state in which the partnership was formed.

     If a Corporation, give the state and date of incorporation, THE NAMES AND ADDRESSES OF EACH OFFICER AND DIRECTOR, and list the names and addresses of every shareholder showing what percentage of stock is owned by each.


------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------


     Franchisee acknowledges that this Statement of Ownership applies to the GREASE MONKEY Service Center authorized under the Franchise Agreement.

     Use additional sheets if necessary. Any and all changes to the above information must be reported to GREASE MONKEY in writing.

----------------------------------  ------------------------------------------
Date

                                                                    EXHIBIT III
                                                         TO FRANCHISE AGREEMENT

                GUARANTY AND ASSUMPTION OF FRANCHISEE'S OBLIGATIONS

     In consideration of, and as an inducement to, the execution of the above Franchise Agreement (the "Agreement") by Grease Monkey International, Inc. ("GREASE MONKEY"), each of the undersigned hereby personally and unconditionally:

     1. Guarantees to GREASE MONKEY and its successors and assigns, for the term of this Agreement, including renewals thereof, that ___________________ ("Franchisee") shall punctually pay and perform each and every undertaking, agreement and covenant set forth in the Agreement; and

     2. Agrees to be personally bound by, and personally liable for the breach of, each and every provision in the Agreement.

Each of the undersigned waives the following:

     1. Acceptance and notice of acceptance by GREASE MONKEY of the foregoing undertaking;

     2. Notice of demand for payment of any indebtedness or nonperformance of any obligations hereby guaranteed;

     3. Protest and notice of default to any party with respect to the indebtedness or nonperformance of any obligations hereby guaranteed;

     4. Any right he or she may have to require that any action be brought against Franchisee or any other person as a condition of liability; and

     5. Any and all other notices and legal or equitable defenses to which he or she may be entitled.

Each of the undersigned consents and agrees that:

     1. His or her direct and immediate liability under this guaranty shall be joint and several;

     2. He or she shall render any payment or performance required under the Agreement upon demand if Franchisee fails or refuses punctually to do so;

     3. Such liability shall not be contingent or conditioned upon pursuit by GREASE MONKEY of any remedies against Franchisee or any other person;

     4. Such liability shall not be diminished, relieved or otherwise affected by any extension of time, credit or other indulgence which GREASE MONKEY may from time to time grant to Franchisee or to any other person, including without limitation the acceptance of any partial payment or performance, or the compromise or release of any claims, none of which shall in any way modify or amend this guaranty, which shall be continuing and irrevocable during the term of the Agreement, including renewals thereof;

     5. He or she shall be bound by the restrictive covenants and confidentiality provisions contained in Article 16 of the Agreement and the indemnification provision contained in Section 19.3 of the Agreement; and

     6. The arbitration, injunctive relief, governing law and jurisdiction provisions contained in Article 20 of the Agreement shall govern this Guaranty and such provisions are incorporated into this Guaranty by this reference.

     IN WITNESS WHEREOF, each of the undersigned has affixed his or her signature on the same day and year as the Agreement was executed.

                              GUARANTOR(S)

                              ----------------------------------------
                              (Name)


                              ----------------------------------------
                              (Address)


                              ----------------------------------------
                              (Telephone Number)




                              ----------------------------------------
                              (Name)


                              ----------------------------------------
                              (Address)


                              ----------------------------------------
                              (Telephone Number)